UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.
(Exact name of registrant as specified in its charter)

British Columbia	N/A
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 – 6081 No. 3 Road, Richmond, British Columbia Canada V6Y 2B2
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-145195
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, without par value
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

We are authorized to issue an unlimited number of common shares without par value. Our shareholders are entitled to dividends, if, as, and when declared by our board of directors. In the event of liquidation, dissolution or winding up of our company, our shareholders are entitled to share pro rata in the distribution of all of our assets remaining after payment of liabilities.

Our shareholders are entitled to one vote for each share on all matters submitted to a shareholder vote. Our shareholders do not have cumulative voting rights. Generally, for corporate actions that do not significantly affect our company or share value, our shareholders need to approve them by a simple majority of the votes cast. Generally, for certain extraordinary corporate actions, such as the sale of all or substantially all of our assets, an amalgamation, or a change in the authorized share structure, our shareholders need to approve them by two-thirds of the votes cast.

Item 2. Exhibits.

The following exhibits are filed with this registration statement:

Exhibit
Number	Description

3.1	Articles (attached as an exhibit to our Registration Statement on SB-2 filed on Edgar on August 7, 2007)

3.2	Notice of Articles dated September 7, 2008

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ORCA INTERNATIONAL LANGUAGE SCHOOLS INC.

By:	/s/ Stuart Wooldridge
Stuart Wooldridge
Director
Date: November 11, 2008